NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

WARRANT NO.

Date

VINCERA, INC

COMMON STOCK PURCHASE WARRANT

Void after Date

This Warrant (the “Warrant”) entitles HOLDERS (including any successors or assigns, the “Holder”), for value received, to purchase from VINCERA, INC., a Delaware corporation, at any time and from time to time, subject to the terms and conditions set forth herein, during the period starting from 5:00 a.m. on the Initial Exercise Date (as defined in Section 1 below) to 5:00 p.m., Eastern time, on the Expiration Date (as defined in Section 1 below), at which time this Warrant shall expire and become void, all or any portion of the vested Warrant Shares at the Exercise Price (as defined in Section 1 below).  This Warrant also is subject to the following terms and conditions:

1.  Definitions.  As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144, and any Person (or group of Persons) who share(s) voting or investment power or is (are) deemed a beneficial owner(s), as such terms are used and construed under Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, including, without limitation, any Person that serves as a general partner and/or investment adviser or in a similar capacity of a Person.

“Common Stock” means the common stock, $0.001 par value per share, of the Company (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event).

“Company” means Vincera, Inc., a Delaware corporation.

“Exercise Price” means $0.36 per share of Common Stock, as applicable and as adjusted from time to time pursuant to the terms of this Warrant.

“Expiration Date” means Date.

“Fair Market Value” shall mean (i) if the Common Stock is traded on Nasdaq, then the last reported sale price per share of Common Stock on The NASDAQ Stock Market or any national securities exchange in which such Common Stock is quoted or listed, as the case may be, on the date immediately preceding each date the Warrant is exercised or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, (ii) if the Common Stock is actively traded over-the-counter, then the average of the closing bid and asked prices over the five (5) trading days ended on the trading day immediately preceding each date the Warrant is exercised or (iii) if such Common Stock is not traded, quoted or listed on The NASDAQ Stock Market or any national securities exchange or the over-the-counter market, then the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Company.

“Holder” has the meaning set forth in the preamble of this Warrant.

“Initial Exercise Date” means the date on which this Warrant first vests in accordance with Section 2.1 hereof.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“SEC” means the Securities and Exchange Commission

“Shares” means the shares of Common Stock issued pursuant to the Securities Purchase Agreement.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated October 14, 2005, by and between the Company and the other parties thereto.

“Vesting Date” has the meaning set forth in Section 2.1 hereof.

“Warrant Shares” means an aggregate of NUMBER OF shares of Common Stock, after giving effect to all adjustments thereto provided for herein, including, without limitation, those set forth in Section 4 hereof.

2.  Exercise of Warrant.

2.1

Method of Exercise; Vesting.  Subject to all of the terms and conditions hereof (including the vesting provisions set forth below), this Warrant may be exercised in whole or in part, with respect to then vested Warrant Shares, at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date. Exercise shall be by presentation and surrender to the Company at its principal office, or to the transfer agent of the Company, of this Warrant and the notice and subscription form annexed hereto, executed by the Holder, which shall indicate the number of shares for which the Holder intends to exercise this Warrant, together with payment to the Company in accordance with Section 3 hereof in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise. Upon and as of receipt by the Company (or the transfer agent) of such properly completed and duly executed purchase form accompanied by payment as herein provided, the Holder shall be deemed to be the Holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then actually be, or have been, delivered to the Holder.

This Warrant (i) shall become exercisable with respect to Warrant Shares (“vest”) with respect to all shares on the later of (a) March 15, 2006, or (b) 120 days after the final Closing Date (as defined in the Securities Purchase Agreement (the “Vesting Date”), if a registration statement covering the resale of the Shares shall not have been declared effective by the SEC by the Vesting Date; provided, however, that (ii) notwithstanding clause (i) above, the Warrant Shares shall vest only to the extent that, after giving effect to such vesting, such vesting will not result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than 4.99% of the Common Stock (the “Ownership Limit”), and at any time, and from time to time, if the Holder (together with its Affiliates) owns, holds or beneficially owns a percentage less than the Ownership Limit, then this Warrant shall thereafter vest or continue to vest, first with respect to any Warrant Shares that would have vested in accordance with clause (i) above but for the Ownership Limit and second, otherwise in accordance with clause (i) above, but in each case, again, only to the extent that, after giving effect to such vesting, such vesting will not result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than the Ownership Limit; provided further that if this Warrant does not vest and become exercisable for any Warrant Shares in accordance with this paragraph, then this Warrant shall become null and void.

2.2

Delivery of Stock Certificates on Exercise.  As soon as practicable after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company, at its expense, and in accordance with applicable securities laws, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 9 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.

2.3

Shares To Be Fully Paid and Nonassessable.  All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein).

2.4

Fractional Shares.  No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock called for upon any exercise hereof, the Company shall make a cash payment to the Holder as set forth in Section 2.2 hereof.

2.5

Issuance of New Warrants; Company Acknowledgment.  Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five (5) business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares.  Moreover, the Company shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

2.6

Payment of Taxes and Expenses.  The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant.

3.

Payment of Exercise Price.  The Exercise Price for the Warrant Shares being purchased may be paid (i) in cash, by certified check or by wire transfer to an account designated in writing by the Company, (ii) by cancellation of indebtedness owing from the Company to the Holder, (iii) by the Holder surrendering a number of Warrant Shares having a Fair Market Value on the date of exercise equal to, or greater than (but only if by a fractional share) the required aggregate Exercise Price, in which case the Holder shall receive the number of Warrant Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares, or (iv) any combination of the methods described in the foregoing clauses (i), (ii) and (iii).

4.

Adjustment of Exercise Price.  The Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

4.1.

Subdivision or Combination of Stock.  If at any time or from time to time after the date hereof, the Company shall subdivide (by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined (whether by stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be decreased proportionately.  The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.1.

4.2

Adjustment for Stock Dividends.  If at any time after the date hereof, the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or securities convertible into shares of Common Stock, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.  The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.2.

4.3

Adjustments for Reclassifications.  If the Common Stock issuable upon the conversion of this Warrant shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an adjustment under Sections 4.1 and 4.2 or a merger, consolidation, or sale of assets provided for under Section 4.4), then and in each such event, the Holder hereof shall have the right thereafter to convert each Warrant Share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change by holders of the number of shares of Common Stock into which such Warrant Shares would have been convertible immediately prior to such reclassification or change, all subject to successive adjustments thereafter from time to time pursuant to and in accordance with, the provisions of this Section 4.

4.4

Adjustments for Merger or Consolidation. In the event that, at any time or from time to time after the date hereof, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) sell or transfer all or substantially all of its properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued, from treasury, or any combination thereof) to any other person under any plan or arrangement contemplating the consolidation or merger, sale or transfer, or dissolution of the Company, then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 2.1 hereof at any time or from time to time after the consummation of such reorganization, consolidation, merger or sale or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the stock and property (including cash) to which the Holder would have been entitled upon the consummation of such consolidation or merger, or sale or transfer, or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Company for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4.

4.5

Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Common Stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Common Stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued or from treasury or any combination thereof), whether or not such Person shall have expressly assumed the terms of this Warrant.

4.6

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price and number of Warrant Shares pursuant to this Section 4, this Warrant shall, without any action on the part of the Holder, be adjusted in accordance with this Section 4, and the Company, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.  The Company will forthwith send a copy of each such certificate to the Holder in accordance with Section 11.4 below.

5.

Registration Rights.  The Warrant Shares shall be entitled to registration rights and all other rights as applicable to such shares in accordance with that certain Registration Rights Agreement, dated as of the date hereof, as amended, by and among the Company and the Investors named therein.

6.

Notices of Record Date.  Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) business days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

7.

Exchange of Warrant.  Subject to the provisions of Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor, each registered in the name of the Holder or in the name of such other persons as the Holder may direct (upon payment by the Holder of any applicable transfer taxes). Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, provided that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

8.

No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

9.

Transfer Provisions, etc.

9.1

Legends.  Subject to Section 6.2 of the Securities Purchase Agreement, each certificate representing any Warrant Shares issued upon exercise of this Warrant, and of any shares of Common Stock into which such Warrant Shares may be converted, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.”

9.2

Mechanics of Transfer.

(a)

Any transfer of all or any portion of this Warrant (and the Warrant Shares), or of any interest herein or therein, that is otherwise in compliance with applicable law shall be effected by surrendering this Warrant to the Company at its principal office, together with a duly executed form of assignment, in the form attached hereto.  In the event of any such transfer of this Warrant, the Company shall issue a new warrant or warrants of like tenor to the transferee(s), representing, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

(b)

In the event of any transfer of all or any portion of this Warrant in accordance with Section 9.2(a) above, the Company shall issue (i) a new warrant of like tenor to the transferee, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder of the transferred portion of this Warrant, and (ii) a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder of the un-transferred portion of this Warrant.  Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

9.3

No Restrictions on Transfer.  Subject to compliance with applicable securities laws, this Warrant and any portion hereof, the Warrant Shares and the rights hereunder may be transferred by the Holder in its sole discretion at any time and to any Person or Persons, including without limitation Affiliates and affiliated groups of such Holder, without the consent of the Company.

9.4

Warrant Register.  The Company shall keep at its principal office a register for the registration, and registration of transfers, of the Warrants.  The name and address of each Holder of one or more of the Warrants, each transfer thereof and the name and address of each transferee of one or more of the Warrants shall be registered in such register.  The Company shall give to any Holder of a Warrant promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of the Warrants.

10.

Lost, Stolen or Destroyed Warrant.  Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of a customary affidavit of the Holder and indemnity agreement, or, in the case of mutilation, upon surrender of this Warrant, the Company at its expense will execute and deliver, or will instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

11.

General.

11.1

Authorized Shares, Reservation of Shares for Issuance.  At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock, any other capital stock or other securities as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

11.2

No Rights as Stockholder.  The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued Warrant Shares in accordance with the provisions hereof.

11.3

Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or sent by fax machine, addressed as follows:

(a)  if to the Company at:

Vincera, Inc.

611 South Congress Avenue, Suite 350

Austin, TX 78704

Attention:  David R. Malmstedt, President and CEO

Tel: (512) 443-8749

Fax: (630) 214-8824

with copies to:

Worsham, Lancaster, Helling & Rose, L.L.P.

610 West Lynn

Austin, Texas 78703

Attention: Chris Helling

Fax: (512) 874-7138

chelling@whlrlaw.com

and:

Wood & Sartain, L.L.P

12655 North Central Expressway, Suite 325

Dallas, Texas 75243

Attention:  David A. Wood

Fax: (972) 701-0302

david@woodsartain.com

(b)  if to the Holder, at the Holder’s address appearing in the books maintained by the Company.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 11.3.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice transmits the Electronic Notice.

12.

Amendment and Waiver.  No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

13.

Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Texas, as such laws are applied to contracts entered into and wholly to be performed within the State of Texas and without giving effect to any principles of conflicts or choice of law that would result in the application of the laws of any other jurisdiction.

14.

Covenants To Bind Successor and Assigns.  All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

15.

Severability.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16.

Construction.  The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

17.

Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, may be entitled to specific performance of its rights under this Warrant. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

[signature page follows]

In Witness Whereof, the Company has executed this Common Stock Purchase Warrant as of Date.

COMPANY:

VINCERA INC.

By: /s/ David R. Malmstedt

David R. Malmstedt,

President and Chief Executive Officer

NAME	Investment Amount	Common Shares	Warrant Shares

Manuel A. Capella	$25,200.00	70,000	17,500
MG&B Trust, Robert & Mary Gae Hays TTEE	$10,800.00	30,000	7,500
Stephen Schertz SEP IRA	$12,483.00	34,675	8,669
Jayne Malasko Roth IRA	$3,560.00	9,889	2,472
Leah Malasko IRA	$3,560.00	9,889	2,472
Christopher and Lisa Bonner	$21,600.00	60,000	15,000
Joel T.Littles	$17,000.00	47,222	11,806
John and Sandra Scheid	$21,600.00	60,000	15,000
Robert Batch	$54,000.00	150,000	37,500
M. Marcus Malinak	$35,000.00	97,222	24,306
Holland Children Trust	$7,020.00	19,500	4,875
William Kruse	$360,000.00	1,000,000	250,000
Catalina Services – Michael Erekson	$10,800.00	30,000	7,500
Luke Bilberry	$10,000.00	27,778	6,944
Doug and Stacey Mullen	$6,120.00	17,000	4,250
Zeke A. Shortes	$30,000.00	83,333	20,833
Doug Mullen IRA	$3,420.00	9,500	2,375

 [SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

NOTICE AND

SUBSCRIPTION

To:

VINCERA CORPORATION

Date:

611 South Congress Avenue, Suite 350

Austin, TX 78704

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, __________ shares of Common Stock, of VINCERA, INC. a Delaware corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with [Section 3(i)] [Section 3(ii)] [Section 3(iii)] [Section 3(iv)] of the attached Warrant.

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:  ___________, ____

_________________________________

Signature

FORM OF ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received, __________________________________ hereby sells, assigns and transfers unto __________________ the attached Warrant [__% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer said Warrant [said percentage of said Warrant] on the books of VINCERA, INC., a Delaware corporation, with full power of substitution in the premises.

If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

The undersigned hereby agrees that it will not sell, assign, or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated:  _____________, ____

Signature